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                                                                    EXHIBIT 99.1

                 CRESCENT OPERATING ANNOUNCES AGREEMENTS FOR THE
               SALE OF INVESTMENTS AND THE INFUSION OF NEW CAPITAL

FORT WORTH, TEXAS, JUNE 29, 2001 -- Crescent Operating, Inc. ("Crescent Operating" or the "Company") (OTCBB:COPI.OB) today announced that it has entered into a definitive agreement ("Sale Agreement") with Crescent Real Estate Equities Company ("Crescent REIT") (NYSE:CEI) for the sale of certain investments for $78.4 million. The Sale Agreement takes advantage of the REIT Modernization Act, legislation which became effective January 1, 2001. The new legislation allows Crescent REIT, through its subsidiaries, to operate or lease certain of its investments that are currently operated or leased by Crescent Operating.

In addition, Crescent Operating entered into a definitive agreement ("Capital Agreement") with Crescent REIT and SunTx Fulcrum Fund, L.P. ("SunTx") for the infusion of a total of $29.0 million of capital into Crescent Machinery Company ("Crescent Machinery"), a wholly-owned subsidiary of Crescent Operating. The provisions of the Sale and Capital Agreements are summarized below and will be fully discussed in the Company's Proxy which will be distributed to shareholders for approval of the transactions.

As part of the Sale Agreement, the Intercompany Agreement between Crescent Operating and Crescent REIT will be terminated and Crescent Operating will sell to Crescent REIT, or its subsidiaries, investments within Crescent Operating's Hospitality and Land Development segments for a total sales price of $78.4 million, comprised of:

         o The sale of Crescent Operating's lease interests in Sonoma Mission Inn & Spa (including Sonoma Mission Golf and Country
                  Club), Ventana Inn & Spa, Hyatt Regency Beaver Creek, Canyon Ranch-Tucson, Canyon Ranch-Lenox, Denver Marriott City Center, Hyatt Regency Albuquerque and Renaissance Houston for $37.8 million.

         o The sale of Crescent Operating's 52.5% partnership interest in the operator of The Woodlands, The Woodlands Operating Company, L.P., and 100% of the voting common stock of Desert Mountain Development Corporation, the Woodlands Land Company, Inc. and Crescent Development Management Corp. for $40.6 million.

Crescent REIT will satisfy the sales price through a cancellation of accounts receivable and certain debt owed to Crescent REIT by Crescent Operating or its subsidiaries. Not included in the cancellation of debt is a $16.8 million note payable to Crescent REIT related to the 40% ownership interest in AmeriCold Logistics LLC, which Crescent Operating will retain following the transactions. Upon closing of the Sale and Capital Agreements, the Company's debt, as reported in its most recent Form 10-Q dated March 31, 2001, of approximately $469.9 million will be reduced to approximately $139.1 million, which, coupled with the equity infusion, should provide adequate liquidity to maintain and grow the Company. Crescent Operating plans to reduce the remaining debt following the close of the Sale and Capital Agreements through a future equity offering.

John C. Goff, Chief Executive Officer of both Crescent Operating and Crescent REIT, commented "We saw the REIT Modernization Act as a means to simplify the businesses of Crescent Operating and Crescent Real Estate, so the challenge was to develop a solution that works for both. We have been dedicated to this initiative for some time and are pleased with the outcome."

Goff added, "I think the sales transaction does three things. First, it simplifies both companies' structure. Second, Crescent Real Estate gains operating efficiencies by being able to exercise complete control over the

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resort/hotel and residential development investments. And finally, Crescent
Operating benefits by having a focused business strategy and enhanced capitalization as a result of the equity infusion into Crescent Machinery."

Closing of the transactions is scheduled to occur following approval by the shareholders of Crescent Operating, and is subject to the receipt of all necessary third party consents and other customary closing conditions. In addition, the transactions were approved by committees of the independent members of both Crescent Operating's Board of Directors and Crescent REIT's Board of Trust Managers, after consideration of supportive information including fairness opinions from two nationally-recognized financial advisory firms, separately representing Crescent Operating and Crescent REIT, related to significant aspects of the transaction.

CAPITAL INFUSION INTO CRESCENT MACHINERY COMPANY

Following the completion of the sales transaction noted above, Crescent Machinery will become the primary investment of Crescent Operating. The $29.0 million of capital generated under the Capital Agreement is comprised of:

         o An investment by SunTx Fulcrum Fund L.P. ("SunTx"), a Dallas-based private equity fund, of $19.0 million to acquire
                  (i) a convertible redeemable preferred interest in Crescent Machinery which is exchangeable into Crescent Operating common stock, subject to certain conditions, at $0.70 per share and earns a 6% paid-in-kind dividend for three years, payable upon conversion and (ii) 2.8 million warrants for the purchase of Crescent Operating common stock at a future date.

         o An investment by Crescent REIT of $10.0 million, which is senior to the SunTx investment, to acquire a convertible redeemable preferred interest in Crescent Machinery which is exchangeable into Crescent Operating common stock, subject to certain conditions, at $1.75 per share and earns a 9% paid-in-kind dividend for as long as the amount is outstanding, payable upon conversion. As a limited partner of SunTx, Crescent REIT has also committed to invest up to $19.0 million in SunTx over a period of up to five years.

In connection with the reorganization of Crescent Machinery, the Company has recruited a new Chief Executive Officer of Crescent Machinery, Eric Anderson. Mr. Anderson brings with him a background in distribution, financial transactions and growth strategies. Prior to his consulting practice, Mr. Anderson was the President and Chief Executive Officer of Aviall, Inc. in Dallas, Texas.

Ned Fleming, Managing Partner of SunTx, commented, "The equity infusion into Crescent Machinery will provide the necessary capital to deleverage and to implement strategic initiatives designed for growth and expansion. Working with the Company and strategic advisors from Bain & Company, we have developed a new business template for Crescent Machinery which is designed to take advantage of growing infrastructure and construction markets and is focused on increasing market share, driving profitable lines of business and creating operating efficiencies throughout the company. With the addition of new management team talent, the new business model will be deployed in tandem with a larger plan to reorganize and recapitalize the business of Crescent Machinery."

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FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements are generally characterized by terms such as "believe", "expect", "may" and "will".

Although the Company believes that the expectations reflected in its forward-looking statements are based upon reasonable assumptions, actual results could differ materially from those given in the forward-looking statements.

The following factors might cause such a difference:

         o the inability of the Company to consummate the transactions as described,

         o the inability of the Company to pay its obligations to Crescent REIT as they come due which is probable in the absence of a successful restructuring of the Company or infusion of equity,

         o the relatively high levels of debt that the Company maintains and the Company's ability to generate revenue sufficient to meet debt service payments and other operating expenses,

         o the availability of equity and debt financing that may be necessary or advantageous to expand or maintain the Company's operations and investments,

         o the underperformance or non-performance of the Company's existing business investments,

         o any unfavorable resolution of issues that relate to the bankruptcy petition of Charter Behavioral Health Systems, LLC ("CBHS"), including, but not limited to, judgments against the Company in respect of lawsuits instituted in connection with the closure of certain CBHS facilities prior to CBHS's filing bankruptcy, and

         o the impact of changes in the industries in which the Company's businesses and investments operate (including equipment sales and leasing, hospitality, temperature controlled logistics and land development) and the economic, demographic and other competitive conditions affecting those industries, the Company's cash flows and the value of the Company's investments.

For a more complete discussion of these and other risk factors, please see the Company's SEC reports, including its annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and Registration Statements on Forms S-1 and S-4, and especially including its annual report on Form 10-K for the year ended December 31, 2000 and its quarterly report on Form 10-Q for the quarter ended March 31, 2001.

Given these uncertainties, readers are cautioned not to place undue reliance on such statements. The Company is not obligated to update these forward-looking statements to reflect any future events or circumstances.

ABOUT THE COMPANY

Crescent Operating is a diversified management company which through various subsidiaries and affiliates, owns,

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leases or operates a portfolio of assets consisting primarily of three business-class hotels, five luxury resorts and spas, an interest in a temperature controlled logistics operating company, an interest in three residential developments, and an equipment sales and leasing business.

Crescent Machinery is an equipment sales, leasing and service provider with 17 locations in six states. The company is currently focused on growth infrastructure and construction markets in northern California, central Texas and Oklahoma, and the Gulf coast. Crescent Machinery is North America's largest provider of JCB equipment and provides a complete line of heavy equipment from manufacturers including Terex, Bobcat and Linkbelt. Crescent Machinery provides superior customer service to its broad customer base, which includes general contractors for commercial and residential building, road construction companies, and public works projects.

FOR MORE INFORMATION

Jeffrey L. Stevens, Chief Operating Officer, (817) 339-2210.